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                                                                    Exhibit 99.6

                             JOINT FILING AGREEMENT

     Pursuant to Rule 13d-1(k)(1) of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, each of the undersigned agrees that the statement on Schedule 13D filed herewith shall be filed on behalf of each of the undersigned.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 31st day of August, 2006.

     After reasonable inquiry and to the best of their knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete, and correct.

Dated: August 31, 2006

                                        MEGGITT-USA, INC.


                                        By: /s/ Eric G. Lardiere
                                            ------------------------------------
                                        Name: Eric G. Lardiere
                                        Title: Vice President, Secretary &
                                               General Counsel


                                        MEGGITT PLC


                                        By: /s/ Philip E. Green
                                            ------------------------------------
                                        Name: Philip E. Green
                                        Title: Group Corporate Affairs
                                               Director